Exhibit 5.1

ATTORNEYS AT LAW One INDEPENDENT DRIVE JACKSONVILLE, FLORIDA 32202 904.359.2000 TEL 904.359.8700 FAX www.foley.com

November 6, 2024

Stryve Foods, Inc.

Post Office Box 864

Frisco, TX 75034

Ladies and Gentlemen:

We have acted as counsel to Stryve Foods, Inc., a Delaware corporation (the “Company”), in connection with the Company’s offering and sale of (i) shares of Class A common stock, $0.0001 par value (“Class A Common Stock”), of the Company having an aggregate offering price of up to $3.0 million (the “Shares”); (ii) up to $3.0 million of Pre-Funded Warrants to purchase shares of Class A Common Stock (the “Pre-Funded Warrants”) issuable in lieu of Shares (at the election of investors); (iii) two common warrants to purchase shares of Class A Common Stock (the “Common Warrants”) for each Share or Pre-Funded Warrant sold; (iv) Underwriter’s Warrants to purchase shares of Class A Common Stock (the “Underwriter Warrants,” and together with the Pre-Funded Warrants and the Common Warrants, the “Warrants”); and (v) shares of Class A Common Stock issuable upon exercise of the Pre-Funded Warrants, the Common Warrants and Underwriter Warrants (the “Warrant Shares,” and together with the Shares, the Pre-Funded Warrants, the Common Warrants, the Underwriter Warrants, the “Securities”). The Securities are being registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-282043), initially filed with the Securities and Exchange Commission (the “Commission”) on September 11, 2024 (as amended, the “Registration Statement”).

In connection with our representation, we have examined: (i) the Registration Statement, (ii) First Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof, (iii) the Bylaws of the Company, as amended and (iv) the proceedings and actions taken by the Board of Directors of the Company to authorize and approve the transactions contemplated by the Registration Statement. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all electronic and manual signatures (including, without limitation, signatures delivered via electronic signature systems such as DocuSign, SecureDocs, or comparable electronic signature methods or systems), the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

The opinions expressed herein are limited in all respects to the General Corporation Law of the State of Delaware, the federal laws of the United States, and, with respect to the Warrants constituting binding obligations of the Company enforceable in accordance with their terms, the laws of the State of New York, as amended, and we express no opinion as to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1. Upon the issuance of the Shares and the receipt by the Company of the consideration for the Shares as set forth in the Registration Statement, the Shares will be validly issued, fully paid, and nonassessable.

2. The Warrants, when issued and sold in accordance with the Registration Statement and duly executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws related to or affecting creditors’ rights and to general equity principles.

3. The Warrant Shares, when issued and paid for upon the exercise of the Warrants, and in accordance with the provisions thereof, will be validly issued, fully paid and nonassessable.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our Firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP